MFS SERIES TRUST XVI

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                          ESTABLISHMENT AND DESIGNATION
                                   OF SERIES

                                       AND

                          ESTABLISHMENT AND DESIGNATION
                                   OF CLASSES

      Pursuant to Section 6.11 and 9.3 of the Amended and Restated Declaration of Trust dated December 29, 2010, as amended (the "Declaration"), of MFS Series Trust XVI, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, hereby establish and designate a new series of Shares (as defined in the Declaration), such series to have the following special and relative rights:

1.    The new series shall be designated MFS Prudent Investor Fund.

2. The series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933, as amended, to the extent pertaining to the offering of Shares of such series. Each Share of the series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which Shares of the series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to the series, and shall be entitled to receive its pro rata share of the net assets of the series upon liquidation of the series, all as provided in Section 6.11 of the Declaration.

3. Shareholders of the series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the series as provided in Rule 18f-2, as from time to time in effect, under the 1940 Act, as amended, or any successor rule, and by the Declaration.

4. The assets and liabilities of the Trust shall be allocated among the previously established and existing series of the Trust and such new series as set forth in Section 6.11 of the Declaration.

5. Subject to the provisions of Section 6.11 and Article IX of the Declaration, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created, or to otherwise change the special and relative rights of any such establishment and designation of series of Shares.

      The undersigned, being a majority of the Trustees of the Trust, acting pursuant to Section 6.10 of the Declaration, do hereby divide the Shares of MFS Prudent Investor Fund to create nine classes of Shares, within the meaning of
Section 6.10, as follows:

1. The nine classes of Shares are designated "Class A Shares," "Class B Shares," "Class C Shares," "Class I Shares," "Class R1 Shares," "Class R2 Shares," "Class R3 Shares," "Class R4 Shares," "Class R6 Shares," and "Class T Shares";

2. Class A Shares, Class B Shares, Class C Shares, Class I Shares, Class R1 Shares, Class R2 Shares, Class R3 Shares, Class R4 Shares, Class R6 Shares, and Class T Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

3. The purchase price of 2.Class A Shares, Class B Shares, Class C Shares, Class I Shares, Class R1 Shares, Class R2 Shares, Class R3 Shares, Class R4 Shares, Class R6 Shares, and Class T Shares, the method of determination of the net asset value of 2.
Class A Shares, Class B Shares, Class C Shares, Class I Shares, Class R1 Shares, Class R2 Shares, Class R3 Shares, Class R4 Shares, Class R6 Shares, and Class T Shares, the price, terms and manner of redemption of 2.
Class A Shares, Class B Shares, Class C Shares, Class I Shares, Class R1 Shares, Class R2 Shares, Class R3 Shares, Class R4 Shares, Class R6 Shares, and Class T Shares, any conversion feature of 2.
Class A Shares, Class B Shares, Class C Shares, Class I Shares, Class R1 Shares, Class R2 Shares, Class R3 Shares, Class R4 Shares, Class R6 Shares, and Class T Shares, and relative dividend rights of holders of 2.
Class A Shares, Class B Shares, Class C Shares, Class I Shares, Class R1 Shares, Class R2 Shares, Class R3 Shares, Class R4 Shares, Class R6 Shares, and Class T Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

4. Class A Shares, Class B Shares, Class C Shares, Class I Shares, Class R1 Shares, Class R2 Shares, Class R3 Shares, Class R4 Shares, Class R6 Shares, and Class T Shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.

      Pursuant to Section 6.11 of the Declaration, this instrument shall be effective upon the execution by a majority of the Trustees of the Trust.

      IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of October 19, 2017 and further certify, as provided by the provisions of
Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

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|                                     |                             |
|                                     |                             |
|STEVEN E. BULLER                     |ROBERT J. MANNING            |
|Steven E. Buller                     |Robert J. Manning            |
|c/o MFS Investment Management        |MFS Investment Management    |
|111 Huntington AvenueBoston, MA 02199|111 Huntington Avenue        |
|                                     |Boston, MA 02199             |
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|                                     |                             |
|                                     |                             |
|JOHN A. CAROSELLI                    |CLARENCE OTIS, JR.           |
|John A. Caroselli                    |Clarence Otis, Jr.           |
|c/o MFS Investment Management        |MFS Investment Management    |
|111 Huntington Avenue                |111 Huntington Avenue        |
|Boston, MA 02199                     |Boston, MA 02199             |
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|                                     |                             |
|                                     |                             |
|MAUREEN R. GOLDFARB                  |MARYANNE L. ROEPKE           |
|Maureen R. Goldfarb                  |Maryanne L. Roepke           |
|c/o MFS Investment Management        |c/o MFS Investment Management|
|111 Huntington Avenue                |111 Huntington Avenue        |
|Boston, MA 02199                     |Boston, MA 02199             |
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|                                     |                             |
|                                     |                             |
|DAVID H. GUNNING                     |ROBIN A. STELMACH            |
|PersonNameDavid H. Gunning           |Robin A. Stelmach            |
|c/o MFS Investment Management        |MFS Investment Management    |
|111 Huntington Avenue                |111 Huntington Avenue        |
|Boston, MA 02199                     |Boston, MA 02199             |
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|                                     |                             |
|                                     |                             |
|MICHAEL HEGARTY                      |LAURIE J. THOMSEN            |
|Michael Hegarty                      |Laurie J. Thomsen            |
|c/o MFS Investment Management        |c/o MFS Investment Management|
|111 Huntington Avenue                |111 Huntington Avenue        |
|Boston, MA 02199                     |Boston, MA 02199             |
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|                             |
|                             |
|JOHN P. KAVANAUGH            |
|John P. Kavanaugh            |
|c/o MFS Investment Management|
|111 Huntington Avenue        |
|Boston, MA 02199             |
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